EXHIBIT 10.1

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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              BLUE HOLDINGS, INC.,


                           LR ACQUISITION CORPORATION,


                                 LONG RAP, INC.,


                         THE LONG RAP, INC. STOCKHOLDERS

                                       AND

                               CHARLES RENDELMAN,

                         AS STOCKHOLDERS' REPRESENTATIVE



                                  JUNE 19, 2006









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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of June 19, 2006 (this "AGREEMENT"), is by and among Blue Holdings, Inc., a Nevada corporation ("PARENT"), LR Acquisition Corporation, a District of Columbia corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), Long Rap, Inc., a District of Columbia corporation ("TARGET"), the stockholders of Target set forth on the signature pages hereto (the "STOCKHOLDERS"), and the Stockholders' Representative (the "STOCKHOLDERS' REPRESENTATIVE").

                                    RECITALS

         The board of directors of each of Parent, Merger Sub and Target have determined that the Merger (as defined in Section 1.1) would be advisable and in the best interests of the stockholders of their respective companies, and, subject to the terms and conditions set forth in this Agreement, and in furtherance thereof, have approved this Agreement and the transactions contemplated by this Agreement.

         The Stockholders have determined that the Merger would be advisable and in the best interests of the Stockholders, and, subject to the terms and conditions set forth in this Agreement, and in furtherance thereof, have approved this Agreement and the transactions contemplated by this Agreement.

         Parent and Target intend that the Merger qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986 (the "CODE").


                                    AGREEMENT

         In consideration of the representations, warranties, covenants and other agreements in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions in this Agreement, and in accordance with the District of Columbia Business Corporation Act (the "BCA"), Target shall be merged with and into Merger Sub (the "MERGER") at the effective time of the Merger (the "EFFECTIVE TIME"), which shall be the time of Closing (as defined in Section 1.2) unless otherwise agreed by both parties as set forth in the articles of merger, in a form to be mutually agreed by the parties prior to the Closing (the "ARTICLES OF MERGER"), to be filed if, as and when the Closing occurs with the Department of Consumer and Regulatory Affairs of the District of Columbia
                  - Corporation Division (the "DEPARTMENT"). Merger Sub shall be the surviving company (sometimes referred to as the "SURVIVING COMPANY") in the Merger and shall succeed to and assume all the rights and obligations of Target in accordance with the BCA. The parties shall cause the Articles of Merger to be filed or pre-filed in a manner to permit the certificate of merger with respect to the Merger to be issued on the Closing Date (as defined in Section 1.2).


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         1.2      CLOSING. The closing of the transactions  contemplated by this
                  Agreement  (the  "CLOSING")   shall  take  place  as  soon  as
                  practicable, and no more than two business days, after the satisfaction or waiver of each of the conditions set forth in
                  ARTICLE 5 or at such other time as the parties agree in writing. The Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California, or at such other location as the parties agree. The date on which the Closing actually occurs is herein referred to as the "CLOSING DATE."

         1.3      EFFECTS OF THE MERGER.

                  (a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the BCA.

                  (b) At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Company until thereafter amended as provided by the BCA and such articles of incorporation; PROVIDED, HOWEVER, that, at the Effective Time, the articles of incorporation of the Surviving Company shall be amended so that the name of the Surviving Company shall be "Long Rap, Inc."

                  (c) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended as provided by the BCA, the articles of incorporation of the Surviving Company and such bylaws.

                  (d) At the Effective Time, the directors of Merger Sub, as constituted immediately prior to the Effective Time, and one of the Stockholders shall be the directors of the Surviving Company, for so long as provided under the BCA, the articles of incorporation of the Surviving Company and the bylaws of the Surviving Company.

                  (e) At the Effective Time, the officers of Target, as constituted immediately prior to the Effective Time, shall be the officers of the Surviving Company, for so long as provided under the BCA, the articles of incorporation of the Surviving Company and the bylaws of the Surviving Company.

         1.4 EFFECTS ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Target or the Stockholders, the following shall occur:

                  (a) Each share of the capital stock of Target (the "TARGET CAPITAL STOCK") that is owned by Parent, Merger Sub or Target or any of their respective Subsidiaries (as defined in Section 8.3(g)) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                  (b) Each share of the common stock of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one validly issued, fully paid and nonassessable share of the common stock of the Surviving Company.


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                  (c)      Each issued and  outstanding  share of Target Capital
                           Stock shall be converted into the right to receive the consideration specified and allocated in this
                           Section 1.4 (the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Target Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist,
                           and   each   holder   of   a   certificate   formerly
                           representing any such shares of Target Capital Stock (the "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as allocated in this Section 1.4 upon surrender of such Certificate in accordance with
                           Section 1.5. Upon surrender of each such Certificate in accordance with Section 1.5, each holder of Target Capital Stock shall be entitled to receive, and Parent shall issue or deliver, in the aggregate, on
                           account  of  each  share  of  Target   Capital  Stock
                           outstanding  immediately  prior to the Effective Time
                           (i) that number of shares of the common stock of Parent, $0.001 par value per share (the "PARENT COMMON STOCK"), equal to the Exchange Ratio, and (ii) an amount of cash equal to the Per Share Cash Amount. For the avoidance of doubt, the aggregate Merger Consideration shall consist of (A) Sixteen Million Dollars ($16,000,000) (less any adjustment required by the provisions of Section 1.4(h)), and (B) a number of shares of Parent Common Stock having a value (as determined herein) equal to $16,000,000, and shall be payable to each Stockholder as set forth on Schedule 1.4(c).

                  (d) For purposes of this Agreement, (i) the "EXCHANGE RATIO" means the quotient of (A) the Share Consideration, divided by (B) 3,000; (ii) the "SHARE CONSIDERATION" means the number of shares obtained by dividing $16,000,000 by the average closing price of a share of the Parent Common Stock, as quoted on the NASDAQ Capital Market (or such other market, exchange or quotation system in which such security is then quoted), over the ten (10) trading days immediately preceding the Effective Time (the "PARENT CLOSING PRICE"); and (iii) the "PER SHARE CASH AMOUNT" means the quotient of (A) $16,000,000 (less any adjustment required by the provisions of Section 1.4(h)) minus the Target Expenses (as defined in Section 4.13), divided by (B) 3,000.

                  (e) Notwithstanding any portion of this SECTION 1.4 to the contrary, the parties acknowledge and agree that the aggregate Share Consideration to be issued by Parent at the Closing shall in no event represent voting power of Parent in excess of 19.99% of the voting power of Parent outstanding immediately prior to the Effective Time, or otherwise equal a number of shares of Parent Common Stock in excess of 19.99% of the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, PROVIDED, HOWEVER, if, as a result of the foregoing limitation, the value of the Share Consideration to be issued at Closing is less than $16,000,000 (based on a per share price equal to the Parent Closing Price), then Parent shall pay the difference, i.e., $16,000,000 less the value (based on a per share price equal to the Parent Closing
                           Price) of the Share Consideration delivered at Closing (the"REMAINING CONSIDERATION"), in cash, provided that such cash payment does not adversely affect the determination of the Merger as a "reorganization" under Section 368(a) of the Code. In the event that any such payment would adversely affect the determination of the Merger as a "reorganization" under Section 368(a) of the Code, then the Merger shall be abandoned and this Agreement shall be terminated pursuant to Section 6.1(g).

                  (f) Notwithstanding any portion of this SECTION 1.4 to the contrary, One Million Dollars ($1,000,000) and a number of shares of the Parent Common Stock having a value equal to the quotient of One Million Dollars ($1,000,000) divided by the Parent Closing


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                           Price,  that would be payable to the  Stockholders as
                           Merger Consideration shall be deducted equally from the Merger Consideration to be paid to each such
                           Stockholder   (the   "ESCROW   FUND")  and  shall  be
                           deposited at the Closing with U.S. Bank National Association, as escrow agent (the "ESCROW AGENT"), in accordance with an Escrow Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT A (the "ESCROW AGREEMENT"), by and among Parent, the Escrow Agent and the Stockholders' Representative. The Escrow Fund will be held and distributed in accordance with the terms of the Escrow Agreement and
                           ARTICLE 7 of this Agreement.

                  (g) If there is a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to outstanding shares of Target Capital Stock or Parent Common Stock (a "SHARE ADJUSTMENT") occurring after the date of this Agreement and before the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such Share Adjustment. After the Effective Time, the Target's stock transfer books will be closed and there will be no further transfers of Target Capital Stock prior to the Effective Time. If, at or after the Effective Time, Certificates are presented to the Surviving Company, they will be canceled and exchanged in accordance with this Agreement.

                  (h) The Parties acknowledge and agree that the Merger Consideration has been calculated, and is being paid, based on the understanding that the Target Financial Statements, including, without limitation, the April 30 Balance Sheet, are correct and complete in all material respects and consistent with the books and records of Target. In the event that, as a result of the Target Audit, (i) an adjustment is required to be made to the Target Financial Statements, the result of which reduces the previously stated income or increases the previously stated loss reflected therein, and correspondingly causes an increase in the stated liabilities appearing in the April 30 Balance Sheet, or (ii) liabilities or other obligations required to be included as stated liabilities in the Target Financial Statements were omitted, and correspondingly, cause an increase in the stated liabilities appearing in the April 30 Balance Sheet, then, at the Closing, the cash portion of the Merger Consideration shall be reduced dollar for dollar by the amount of such increase in stated liabilities.

         1.5      EXCHANGE OF CERTIFICATES.

                  (a) At Closing, (i) the holders of Certificates will surrender such certificates to Parent, (ii) upon surrender of a Certificate the holder thereof will be entitled to receive the applicable Merger Consideration (less a pro rata portion of the Escrow
                           Fund), and (iii) the Certificates so surrendered will forthwith be canceled.

                  (b) If any certificate for Parent Common Stock is to be issued in a name other than that in which the
                           Certificate surrendered in exchange therefor is registered, Parent will not be required to issue such Parent Common Stock until (i) the Certificate so surrendered has been properly endorsed and is otherwise in proper form for transfer and (ii) the Person requesting such


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                           exchange   has  paid  to   Parent  or  any  agent  it
                           designates any transfer or other Taxes required because of the issuance of a certificate for Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent it designates that such Tax has been paid or is not payable.

                  (c) All Merger Consideration will be deemed to have been issued in full satisfaction of all rights pertaining to the Target Capital Stock.

                  (d) If any Certificate has been lost, stolen, or destroyed, Parent will issue the Merger Consideration deliverable in respect thereof upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed.

         1.6 FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued in connection with the Merger, and in lieu thereof each fraction of a share of Parent Common Stock to which any holder would be entitled (after aggregating all fractional shares of Parent Common Stock to be received by such holder and its Affiliates) shall be rounded to the nearest whole share of Parent Common Stock (with 0.5 being rounded up and any lesser number being rounded down).

         1.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Target and Merger Sub, the officers and directors of Parent and the Surviving Company are fully authorized in the name of their respective corporations, in the name of Target or otherwise to take, and the Surviving Company and Parent will cause them to take, all such lawful and necessary action.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Subject to the exceptions set forth in the Disclosure Letter of Target delivered concurrently with the execution of this Agreement (the "TARGET DISCLOSURE LETTER") (which disclosures shall delineate the section or subsection to which they apply but shall also qualify such other sections or subsections in this ARTICLE 2 to the extent that it is clear on its face from a reading of the disclosure item that such disclosure is applicable to such other section or subsection), Target represents and warrants to Parent and Merger Sub as follows:

         2.1 ORGANIZATION, STANDING AND POWER. Target is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, could reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(c)) on Target. Target is not in violation of any of the provisions of its organizational documents.


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         2.2      CAPITAL  STRUCTURE.  The  authorized  capital  stock of Target consists of 3,000 shares of Target Capital Stock, of which there are issued and outstanding 3,000 shares of Target Capital Stock. There are no declared or accrued but unpaid dividends with respect to any shares of Target Common Stock. There are no other issued and outstanding shares of Target. Each of the Stockholders owns 1,000 shares of the Target Capital Stock. All issued and outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens, charges, claims, encumbrances, preemptive rights, rights of first refusal and
                  "put"  or  "call"  rights   created  by  statute  or  Target's
                  organizational documents or any agreement to which Target is a party or by which it is bound or of which it has knowledge. Other than readily marketable securities, Target does not directly or indirectly own (and has not during the past 6 years directly or indirectly owned) any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. Target does not have any Subsidiaries. Other than the Shareholder's Agreement between Target and the Stockholders dated June 1, 1987 (the "TARGET STOCKHOLDERS AGREEMENT"), a copy of which is attached to Section 2.2 of the Target Disclosure Letter, and this Agreement, Target is not a party to or bound by any agreement relating to its capital stock. There are no options, warrants, calls, rights, commitments or
                  (written   or  oral)   contracts,   agreements,   instruments,
                  arrangements,  understandings,  commitments  or  undertakings,
                  including  leases,  licenses,   guarantees,   sublicenses  and
                  subcontracts (each, a "CONTRACT"), to which Target is a party, or by which it is bound, obligating Target to issue, deliver, sell, or cause to be issued, delivered, or sold, any shares of any Target Capital Stock, or obligating Target to grant any option, warrant, call, right, commitment or agreement relating to Target Capital Stock. Except for the Target Stockholders Agreement, Target is not a party to or bound by any Contract pursuant to which it has any obligation or right to repurchase or redeem any Target Capital Stock. Except for the Target Stockholders Agreement, there are no Contracts relating to the voting, purchase or sale of any Target Capital Stock (1) between or among Target and any of the Stockholders, or (2) between or among any of the Stockholders. All outstanding
                  Target   securities   were  issued  in  compliance   with  all
                  applicable foreign, federal and state securities laws.

         2.3 AUTHORITY; NONCONTRAVENTION. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target. This Agreement has been duly executed and delivered by Target, and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, (a) result in the creation of a lien on any properties or assets of Target or
                  (b) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, (i) any provision of the organizational documents of Target, (ii) any permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, or
                  (iii) any Contract to which Target is a party or otherwise bound, except (A) in the case of subpart (iii) for violations, breaches, defaults, accelerations, terminations or absences of consent that would not, individually or in the aggregate, result in a Material Adverse Effect on Target or (B) as set forth in Section 2.3 of the Target Disclosure Letter. No consent, approval, order or authorization of, or registration, declaration or filing with, any government, court, tribunal, arbitrator,


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                  administrative   agency,   commission  or  other  governmental
                  official,  authority or instrumentality,  in each case whether
                  domestic   or   foreign,   any  stock   exchange   or  similar
                  self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other
                  governmental   or   quasi-governmental   authority   (each   a
                  "GOVERNMENTAL ENTITY") or third party is required by or with respect to Target in connection with the execution and
                  delivery  of  this  Agreement  or  the   consummation  of  the
                  transactions contemplated hereby, except for the filing of the Articles of Merger.

         2.4 FINANCIAL STATEMENTS. Target has delivered to Parent its unaudited financial statements as at and for the years ended January 31, 2005 and January 31, 2006 and unaudited financial statements as at and for the three-month period ended April 30, 2006 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the "TARGET FINANCIAL STATEMENTS"). The Target Financial Statements (a) are, except as disclosed in Section 2.4 of the Target Disclosure Letter, correct and complete in all material respects and consistent with the books and records of Target,
                  (b) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except for the failure to accrue deferred rents on a current basis,the absence of notes and as otherwise set forth in Section 2.4 of the Target Disclosure Letter) applied on a consistent basis throughout the periods indicated, and, (c) subject to the foregoing, present fairly the financial condition and results of operations and cash flows of Target as of the dates, and for the periods, indicated therein (subject, in the case of interim period financial statements, to normal recurring year-end adjustments, none of which individually or in the aggregate are material). There has been no change in Target accounting policies since April 30, 2006 (the "TARGET BALANCE SHEET DATE"), except as described in the Target Financial Statements.

         2.5      ABSENCE OF CERTAIN CHANGES; UNDISCLOSED LIABILITIES.

                  (a) Since the Target Balance Sheet Date, Target has conducted its business only in the ordinary course of business (except for the entering into of this Agreement) and there has not occurred (i) through the date hereof, any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Target; or (ii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.2 without prior consent of Parent; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Target to consummate the transactions contemplated by this Agreement.

                  (b) Target has no obligations or liabilities of any nature whether matured or unmatured, fixed or contingent ("LIABILITIES") (whether or not required to be reflected in the Target Financial Statements in accordance with GAAP) other than (i) those set forth or adequately provided for in the Balance Sheet included in the Target Financial Statements as of April 30, 2006 (the "APRIL 30 BALANCE SHEET"), (ii) those incurred in the conduct of Target's business since the date of the April 30 Balance Sheet (the "April 30 Balance Sheet Date") which, except for those obligations and liabilities incurred in the ordinary course of business, individually or in the aggregate do not exceed $200,000, (iii) deferred rent that should be reflected as a current liability, (iv) obligations under contracts, leases, licenses and purchase order commitments incurred in the ordinary course of business, (v) other obligations that would be required under GAAP to be set forth in notes, and
                           (vi) costs and expenses relating to this Agreement and the transactions contemplated herein.

         2.6 LEGAL PROCEEDINGS. Except as set forth in Section 2.6 of the Target Disclosure Letter, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or arbitrator, or, to the knowledge of Target, threatened against Target or any of its assets or properties, including any Target IP Rights (as defined in Section 2.8(a)), or any of its officers or directors (in their capacities as such) involving a claim for monetary relief in excess of $25,000 or requesting equitable relief. There is no judgment, decree or order outstanding against Target, any of its assets or properties, or, any of its directors or officers (in their capacities as such), that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate with any such other judgments, decrees and orders, could reasonably be expected to have a Material Adverse Effect on Target.

         2.7      RESTRICTIONS  ON BUSINESS  ACTIVITIES.  Except as set forth in
                  Section 2.7 of the Target Disclosure Letter, there is no Contract (including covenants not to compete), judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting, impairing or restricting any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target, in each case, as currently conducted or as currently proposed to be conducted by Target.

         2.8      INTELLECTUAL PROPERTY.

                  (a) Target owns, or has a valid right or license to use, all Intellectual Property (as described below) used or held for use by Target in the conduct of its business (the "TARGET IP RIGHTS"). Such Target IP Rights are sufficient for such conduct of Target's business as currently conducted and as currently planned to be conducted. "INTELLECTUAL PROPERTY" means any rights, licenses, liens, security interests, charges, encumbrances, equities and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation or control the publication or distribution of any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and applications, (c) any (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable, (d) computer software or middleware (other than off the shelf software), and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

                  (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will materially impair the right of Target or the Surviving Company to use, possess, sell or license any Target IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Target to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Target IP Rights by Target to the extent necessary for the conduct of Target's business as currently conducted or as currently planned to be conducted and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement. After the Closing, all Target-Owned IP Rights will be fully transferable, alienable or licensable by the Surviving Company without restriction and without payment of any kind to any third party.

                  (c) The operation of Target's business as currently conducted or as currently planned to be conducted does not and will not (i) violate any Contract between Target and any third party, or (ii) infringe or misappropriate any Intellectual Property right of any other party. Target has not received any notice asserting that any Target IP Right conflicts with or infringes, or would conflict with or infringe, the Intellectual Property or other rights of any third party, nor to the knowledge of Target, is there any reasonable basis for any such assertion, and Target has not received any notice from any third party offering a license under any such third party
                           Intellectual Property or other right to avoid litigation or other claims.

                  (d) Target has taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of trade secrets included among Target IP Rights.

                  (e) Section 2.8(e) of the Target Disclosure Letter contains a true and complete list of (i) all worldwide registrations made by or on behalf of Target of any Intellectual Property, (ii) all applications, registrations, filings and other formal written governmental actions made or taken in accordance with applicable law by Target to secure, perfect or protect its interest in Target IP Rights, and where applicable the jurisdiction in which each of the items of Target IP Rights has been applied for, filed, issued or registered, and (iii) all inter parties proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere else in the world) related to any of Target IP Rights. All registered Intellectual Property owned by Target is valid, enforceable and subsisting, and Target is the record owner thereof. Target is the exclusive owner of all trademarks used in connection with the operation and/or conduct of Target's business as currently conducted or as currently planned to be conducted.

                  (f) Target owns all right, title and interest in and to all Target IP Rights free and clear of any and all liens, claims, charges, security interests, mortgages, easements, covenants, pledges, licenses, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever ("ENCUMBRANCES"), other than the Encumbrances listed in Section 2.8(f) of Target Disclosure Letter.

                  (g) To the knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Target IP Rights by any third party, including any employee or former employee of Target. Target has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any Target product that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by Target.

                  (h) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to the Surviving Company by operation of law or otherwise of any Contracts to which Target is a party, will result in: (i) Parent, Target or the Surviving Company granting to any Person any right to or with respect to any Intellectual Property owned by, or licensed to Target or (ii) Parent, Target or the Surviving Company being obligated to pay royalties or other material amounts to any Person in excess of those payable by Target in the absence of this Agreement or the transactions contemplated thereby.

         2.9      TAXES.

                  (a) "TAX" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a "TAX AUTHORITY"), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an Affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person. "TAX RETURN" means any return, statement, report or form (including estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

                  (b) Target has properly completed and timely filed all Tax Returns required to be filed by it. All such Tax Returns are true and correct in all material respects and have been completed in accordance with applicable law, and Target has paid or withheld and paid to the appropriate Tax Authority all Taxes due (whether or not shown to be due on such Tax Returns). All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of Target.

                  (c) The April 30 Balance Sheet reflects all unpaid Taxes of Target for periods (or portions of periods) through the April 30 Balance Sheet Date. Except for Taxes arising in the ordinary course of business, Target has no liability for unpaid Taxes subsequent to the April 30 Balance Sheet Date accruing after the April 30 Balance Sheet Date.

                  (d) There is (i) no claim for Taxes being asserted against Target that has resulted in a lien against the property of Target other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target being conducted by a Tax Authority, and
                           (iii) no extension of any statute of limitations on the assessment of any Taxes granted by Target currently in effect. Target has not been informed by any jurisdiction that the jurisdiction believes that it was required to file any Tax Return that was not filed. Target has not received any notice from a Tax Authority that it intends to conduct an audit, examination or investigation.

                  (e) Target has (i) not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) in accordance with Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, (ii) not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (iii) not engaged in a "reportable transaction," as set forth in Treasury Regulation Section 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions referred to as "listed transactions" in Treasury Regulation
                           Section 1.6011-4(b)(2), (iv) never been a member of a consolidated, combined, unitary or aggregate group of which Target was not the ultimate parent company, (v) not been the "distributing company" or the
                           "controlled company" (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement, (vi) never been a "United States real property holding company" within the meaning of Section 897 of the Code, (vii) any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, in accordance with any contractual obligation, or otherwise for any Taxes of any person other than Target, (viii) taken or agreed to take any action not specified in this Agreement (nor does Target have knowledge of any fact or circumstance, other than those arising pursuant to the terms of this Agreement) that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, (ix) has not executed or entered into a closing agreement pursuant to
                           Section 7121 of the Code or any similar provision of law; or (x) has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (f) Target is not a party to or bound by any Tax sharing or Tax allocation agreement, nor does Target have any liability or potential liability to another party under any such agreement.

                  (g) Target has withheld or collected and paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected.

                  (h) Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing, or (ii) prepaid amount received on or prior to the Closing.

                  (i) Section 2.9(i) of the Target Disclosure Letter lists all income Tax Returns (federal, state, local and foreign) filed by Target for taxable periods since
                           February 1, 2000 and through April 30, 2006, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit.

                  (j) None of the assets of Target (i) is property that is required to be treated as being owned by any other person in accordance with the provisions of former
                           Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (iii) is "limited use property" within the meaning of Revenue Procedure 76-30; or (iv) is subject to Section 168(g)(1)(A) of the Code.

         2.10     EMPLOYEE BENEFIT PLANS.

                  (a) Section 2.10 of the Target Disclosure Letter sets forth a complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") sponsored or maintained by Target ("EMPLOYEE BENEFIT PLANS"). Target has no liability with respect to any plan of the type described in the preceding sentence other than the Employee Benefit Plans.

                  (b) Each Employee Benefit Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable laws. There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on Target.

                  (c) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the Internal Revenue Service (the "IRS") to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

                  (d) Target does not currently have and at no time in the past has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in
                           Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of
                           Section  210(a)  of ERISA or  Section  413(c)  of the
                           Code.

                  (e) No Employee Benefit Plan is or at any time was funded through a "welfare benefit fund" as defined in
                           Section 419(e) of the Code, and no benefits under any Employee Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

                  (f) All contributions, transfers and payments in respect of any Employee Benefit Plan have been or are fully deductible under the Code.

                  (g) There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Employee Benefit Plan (other than routine claims for benefits), nor is there any basis for one.

                  (h) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Employee Benefit Plan on or prior to the Closing will have been paid, made or accrued on or before the Closing Date.

                  (i) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, or (iii) deferred compensation benefits reflected on the books of Target.

                  (j) There is no Contract covering any employee or former employee of Target that, individually or collectively, will give rise as of the Closing to the payment of any amount that would not be deductible by virtue of Section 280G of the Code.

         2.11     EMPLOYEE MATTERS.

                  (a) Target is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business). There are no pending claims against Target under any workers compensation plan or policy or for long term disability.

                  (b) Section 2.11(b) of the Target Disclosure Letter sets forth a true, correct and complete list of all severance Contracts and employment Contracts to which Target is a party or by which Target is bound. Target is not a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by Target, and Target has no duty to bargain with any labor organization. Target is not aware of any activities or proceedings of any labor union or to organize its employees. There is no labor dispute, strike or work stoppage against Target pending or threatened that may interfere with its business activities.

                  (c) Section 2.11(c) of the Target Disclosure Letter is a true, correct and complete list as of April 30, 2006 of the names, positions and rates of compensation of all officers, directors and employees (permanent, temporary or otherwise) of Target showing each such person's name, position, annual remuneration, status as exempt/non-exempt, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. No officer of Target has given notice to Target, nor is Target otherwise aware, that any such officer intends to terminate his or her employment with Target. Except as noted in Section
                           2.11(c) of the Target Disclosure Letter, the employment of each of the employees of Target is "at will," and Target has no obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees, except as otherwise established by customary practice or as required by law.

                  (d) None of the execution and delivery of this Agreement or the consummation of any transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person, except as required by law, (ii) materially increase any benefits otherwise payable by Target, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by Target to any Person.

         2.12     RELATED  PARTY  TRANSACTIONS.  Except as set forth in  Section
                  2.12 of the Target Disclosure Letter, no officer or director of Target or any Stockholder (nor any immediate family member of any of such Persons, or any trust, partnership or company in which any of such Persons has or has had an interest), has or has had, directly or indirectly, (i) any interest in any entity which furnished or sold, or furnishes or sells, products that Target furnishes or sells or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to Target any goods or services, or
                  (iii) any interest in any Contract to which Target is a party, PROVIDED, HOWEVER, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded company shall not be deemed to be an "interest in any entity" for purposes of this Section 2.12.

         2.13 INSURANCE. Section 2.13 of the Target Disclosure Letter is a true, correct and complete listing as of April 30, 2006 of all material policies of insurance and bonds issued at the request or for the benefit of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Target is in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.14 COMPLIANCE WITH LAWS. Target has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any federal, state, local or foreign statute, law, regulations or permits or licenses issued under such laws with respect to the conduct of its business or the ownership or operation of its business.

         2.15 MINUTE BOOKS. The minute books of Target made available to Parent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and reflect all transactions referred to in such minutes accurately in all material respects.

         2.16 BROKERS' AND FINDERS' FEES. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.17 VOTE REQUIRED. The affirmative vote of the Stockholders is the only vote of the holders of the Target Capital Stock necessary to adopt this Agreement and the transactions contemplated hereby. The Stockholders by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote at a meeting duly called and held (or otherwise by unanimous written consent), have (a) approved and adopted this Agreement and approved the Merger, and (b) determined that the aggregate Merger Consideration to be received by them pursuant to this Agreement is fair from a financial point of view.

         2.18 BOARD APPROVAL. Target's board of directors, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held, has (a) approved this Agreement and the Merger, (b) determined that this Agreement and the terms and conditions of the Merger are fair, just, reasonable, equitable, advisable and in the best interests of Target and its stockholders, and
                  (c) directed that the adoption of this Agreement be submitted to the Stockholders for consideration and recommended that all of the Stockholders of Target adopt this Agreement.

         2.19 INVENTORY. The Target's inventory whether reflected on the Target Financial Statements or not, consists of finished goods, all of which are merchantable and fit for the purpose for which they were procured. Target has and will continue to write down slow moving, obsolete, damaged and defective inventory in the ordinary course of business, other than items that it has a right to return to the applicable manufacturer or vendor. The value of the inventory stated on the face of the balance sheets included in the Target Financial Statements reflect adjustments for write downs in accordance with GAAP as of their respective dates. Any inventory that has been written down has either been written off or written down to its net realizable value. There has been no change in inventory valuation standards or methods with respect to the inventory of Target in the prior three years. The quantities of any kind of inventory are reasonable in the current (and the currently foreseeable) circumstances of the Target. Except as set forth in Section 2.19 of the Target Disclosure Letter, Target does not hold any items of inventory on consignment from other Persons and no other Person holds any items of inventory on consignment from Target.

         2.20     MATERIAL CONTRACTS. Except for the Contracts listed in Section
                  2.20 of the Target Disclosure Letter, as of the date hereof Target is not a party to or bound by any material contract (a "MATERIAL CONTRACT"), including specifically:

                  (a)      any  distributor,   reseller,  advertising,   agency,
                           manufacturer's representative, joint marketing or joint development Contract;

                  (b) any continuing Contract for the purchase of products, materials, supplies, equipment or services involving in the case of any such Contract more than $50,000 over the life of the contract;

                  (c) any Contract that expires (or may be renewed at the option of any Person other than Target so as to expire) more than one year after the date of this Agreement involving annual payments in excess of $24,000;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any Contract for any capital expenditure in excess of $5,000 individually or $50,000 in the aggregate;

                  (f) any Contract in accordance with which Target is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving annual payments in excess of $24,000;

                  (g) any license or other Contract providing rights to, or based upon, any Intellectual Property, including any Target IP;

                  (h) any Contract with any Person with whom Target does not deal at arm's length;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                  (j) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Target's business.

         All Material Contracts are in executed written form, and Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act that could reasonably be expected to result in the Surviving Company not enjoying all economic benefits that Target enjoyed prior to the Closing and to which they are entitled post-Closing under any Material Contract. Following the Effective Time, the Surviving Company will be permitted to exercise all of their rights under the Material Contracts without the payment of any additional amounts of consideration, other than ongoing fees, royalties or payments that Target would otherwise be required to pay in accordance with the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

         2.21     TITLE OF PROPERTIES; ABSENCE OF ENCUMBRANCES.

                  (a) Target does not own any real property, nor has Target ever owned any real property.

                  (b) Schedule 2.21(b) lists and describes briefly all real property leased or subleased to Target as of the date hereof. The Target has delivered to Parent correct and complete copies of the lease and sublease
                           Contracts  (as  amended to date)  listed in  Schedule
                           2.21(b). With respect to each lease and sublease Contract required to be listed in Schedule 2.21(b):

                           (i) the Contract is, and will continue to be on identical terms following the consummation of the Merger, a legal, valid, and binding obligation of the Surviving Company, and to the knowledge of Target, of the counter-party, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights of creditors, and general principles of equity;

                           (ii) Target (and to the knowledge of Target, each counter-party) is not in breach of such Contract, and, to the knowledge of Target, no event has occurred which, with notice or lapse of time, would constitute a breach thereunder;

                           (iii) no party to the Contract has repudiated any provision thereof;

                           (iv)     there  are  no  actions,   claims,  decrees,
                                    suits, orders, or forbearances in effect as to the Contract;

                           (v) with respect to each sublease Contract, the representations and warranties set forth in Sections 2.21(b)(i)-(iv) are true and correct with respect to the underlying lease Contract;

                           (vi) except for landlord liens and the security interest granted to Target's commercial bank secured lender, Target has not granted or permitted to exist any Encumbrance in the leasehold or subleasehold Contract;

                           (vii) all facilities leased or subleased under the Contract have received all instruments, permits, licenses and other approvals of any Governmental Entity required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws; and

                           (viii) all facilities leased or subleased under the Contract are supplied with utilities and other services necessary for the operation of said facilities.

                  (c) Target has good title to, or valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except (i) as reflected in the April 30 Balance Sheet, (ii) liens for Taxes not yet due and payable, (iii) the lien granted to Target's commercial bank secured lender and statutory and landlords liens, and (iv) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby. All such tangible personal property is adequate and suitable in all material respects for the conduct by Target of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable laws.

         2.22 WARRANTIES; INDEMNITIES. Except for warranties implied by law, Target has not given any warranties or indemnities relating to products sold by Target.

         2.23 SECURITIES REPRESENTATIONS COMPLETE. None of the representations or other information made or furnished by Target or the Stockholders in writing for inclusion in any filing to be made by Parent with the SEC relative to this Agreement, the Merger, or the transactions contemplated hereby, including the Registration Statement, will contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

         2.24 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Target in this Agreement, as modified by the Target Disclosure Letter, any exhibit or schedule to this Agreement or any other document required to be delivered to Parent in accordance with any provision of this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Subject to the exceptions set forth in the disclosure letter delivered by Parent and Merger Sub to Target concurrently with the execution of this Agreement (the "PARENT DISCLOSURE LETTER") (which disclosures shall delineate the section or subsection to which they apply but shall also qualify such other sections or subsections in this ARTICLE 3 to the extent it is clear from a reading of the disclosure item that such disclosure is applicable to such other section or subsection), Parent and Merger Sub represent and warrant to Target and the Stockholders as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and each of its Subsidiaries is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and each of its Subsidiaries has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, could reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. All the outstanding capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

         3.2      CAPITAL STRUCTURE OF PARENT.

                  (a) Parent's authorized capital stock consists of 75,000,000 shares of Parent Common Stock, of which 26,057,200 shares were issued and outstanding as of May 9, 2006 and 5,000,000 shares of preferred stock, none of which are outstanding. All of the issued and outstanding shares of Parent Common Stock (i) have been duly authorized, are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal securities Laws. Except as described in the Parent SEC Documents, as of the date of this Agreement (and as issued in the ordinary course of Parent's business since the date of this Agreement), no options, warrants, convertible debt or other rights exist with respect to any shares of Parent Common Stock and no such Commitments will arise in connection with the Merger. There are no Contracts with respect to the voting or transfer of Parent's capital stock. Parent is not obligated to redeem or otherwise acquire any of its outstanding capital stock.

                  (b) Merger Sub was formed for the purpose of participating in the Merger and it owns no assets, and has undertaken no activities, other than those necessary to effectuate the Merger. All of the outstanding stock of Merger Sub is owned directly by Parent. There are outstanding no options, warrants, convertible debt or other rights the exercise of which, or pursuant to which, any Person can acquire any of the stock of Merger Sub.

         3.3 ISSUANCE OF PARENT COMMON STOCK. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.4 AUTHORITY; NONCONTRAVENTION. Each of Parent and Merger Sub have all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming due authorization, execution and delivery by Target, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the consummation of the transactions contemplated hereby will not,
                  (a) result in the creation of a lien on any properties or assets of Parent, Merger Sub or any of their Subsidiaries or
                  (b) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, (i) any provision of the organizational documents of Parent, Merger Sub or any of their Subsidiaries or (ii) any Contract, instrument, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub or any of their Subsidiaries or any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger.

         3.5      PARENT SECURITIES FILINGS AND FINANCIAL STATEMENTS.

                  (a) Parent has furnished or made available to the Target true and complete copies of all reports, forms, offering circulars, proxy statements, registration statements and all similar documents it has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), all in the form so filed (collectively the "PARENT SEC DOCUMENTS"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the Parent SEC
                           Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make
                           the  statements   made  therein,   in  light  of  the
                           circumstances in which they were made, not misleading, except to the extent corrected by a document filed with the SEC prior to the date hereof or, for Parent SEC Documents filed after the date hereof, to the extent corrected by a document filed with the SEC prior to the Closing.

                  (b) Parent's financial statements, including the notes thereto, included in the Parent SEC Documents (the "BUYER FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied

                           (except as may be indicated in the notes thereto) and present fairly Parent's consolidated financial position at the dates thereof and its results of operations and changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent balance sheet included in the Buyer Financial Statements, except as set forth in the Parent SEC Documents filed on or prior to date hereof, Parent has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP. Parent has no Liabilities, except (i) Liabilities accrued or reserved against in the most recent balance sheet or notes thereto included in the Buyer Financial Statements as of the date hereof and not heretofore paid or discharged, (ii) Liabilities of a type that would not be required to be accrued or reserved against in the balance sheet of Parent or the notes thereto prepared in accordance with GAAP, and (iii) Liabilities that have arisen subsequent to the date of the most recent balance sheet included in the Buyer Financial Statements as of the date hereof that have been incurred in the ordinary course of business and that, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

         3.6 LEGAL PROCEEDINGS. There is no material private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or arbitrator, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective assets or properties, including any Parent IP Rights (as defined in Section 3.7(a)), or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Parent or any of its Subsidiaries, any of their respective assets or properties, or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate with any such other judgments, decrees and orders, could reasonably be expected to have a Material Adverse Effect on Parent.

         3.7      INTELLECTUAL PROPERTY.

                  (a) To the knowledge of Parent, Parent and its Subsidiaries own or have a valid right or license to use all Intellectual Property used by them in the conduct of their businesses as currently conducted (the "PARENT IP RIGHTS").

                  (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will materially impair the right of Parent or any of its Subsidiaries to use, possess, sell or license any Parent IP Right or portion thereof.

                  (c) Parent has not received any notice asserting that any Parent IP Right or the proposed use, sale, license or disposition of any Parent product or service conflicts with or infringes, or would conflict with or infringe, the Intellectual Property or other rights of any third party, nor to the knowledge of the Parent, is there any reasonable basis for any such assertion, and Parent has not received any notice from any third party offering a license under any such third party Intellectual Property or other right to avoid litigation or other claims.

                  (d) Parent and its Subsidiaries have taken appropriate steps to protect, preserve and maintain the secrecy and confidentiality of trade secrets included among Parent IP Rights.

                  (e) All registered Intellectual Property held by Parent and its Subsidiaries are subsisting, and Parent
                           and/or  its   Subsidiaries   are  the  record  owners
                           thereof.

                  (f) To the knowledge of Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Parent IP Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries.

         3.8 COMPLIANCE WITH LAWS. Each of Parent and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any federal, state, local or foreign statute, law, regulations or permits or licenses issued under such laws with respect to the conduct of its business, or the ownership or operation of its business.

         3.9 BOARD APPROVAL. Parent's board of directors, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held, has (a) approved and adopted this Agreement and approved the Merger on behalf of Parent and acting on behalf of Parent as the sole stockholder of Merger Sub, and (b) determined that this Agreement and the terms and conditions of the Merger are fair, just, reasonable, equitable, advisable and in the best interests of Parent and its shareholders. Merger Sub's board of directors, by unanimous written consent in lieu of a meeting, has (i) approved this Agreement and the Merger, and (ii) determined that this Agreement and the terms and conditions of the Merger are fair, just, reasonable, equitable, advisable and in the best interests of Merger Sub and its stockholders.

         3.10 MATERIAL CONTRACTS. All material Contracts of Parent or its Subsidiaries are in executed written form, are in full force and effect, and Parent or its applicable Subsidiary has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any material Contract.

         3.11     TITLE OF PROPERTIES; ABSENCE OF ENCUMBRANCES.

                  (a) Neither Parent nor any of its Subsidiaries owns any real property, nor has either Parent or any of its Subsidiaries ever owned any real property.

                  (b) Each of Parent and its Subsidiaries has good title to, or valid leasehold interests in, all of its respective tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except
                           (i) as reflected in the Buyer  Financial  Statements,
                           (ii)  liens for Taxes  not yet due and  payable,  and
                           (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby. All such tangible personal property is adequate and suitable in all material respects for the conduct by Parent of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its used complies in all material respects with all applicable laws.

         3.12 ABSENCE OF CERTAIN CHANGES. Since December 31, 2005, there has not occurred (i) through the date hereof, any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Parent; or
                  (ii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         3.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract (including covenants not to compete), judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries that has or could reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting, impairing or restricting any current or future business practice of Parent or any of its Subsidiaries, any acquisition of property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its
                  Subsidiaries, in each case, as currently conducted or as currently proposed to be conducted by Parent, any of its current Subsidiaries or the Surviving Company .

         3.14     BROKERS'  AND  FINDERS'  FEES.  Except as set forth in Section
                  3.14 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.15 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent and Merger Sub in this Agreement, as modified by the Parent Disclosure Letter, any exhibit or schedule to this Agreement or any other document required to be delivered to Target in accordance with any provision of this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 4
                         COVENANTS AND OTHER AGREEMENTS

         4.1 CONDUCT OF BUSINESS OF TARGET AND SUBSIDIARIES. During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time:

                  (a) Target shall conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by Parent);

                  (b) Target shall (i) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (ii) pay or perform its other obligations when due, and (iii) use reasonable best efforts to preserve intact its present business organizations (including, without limitation, its present operations, facilities, and working conditions), keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, lessors and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired and transferred to the Surviving Company at the Effective Time; and

                  (c) Target shall assure that each of its Contracts entered into on or after the date hereof will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the transactions contemplated by this Agreement.

         4.2 RESTRICTIONS ON CONDUCT OF BUSINESS OF TARGET. Without limiting the generality or effect of the provisions of Section 4.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, Target shall not do, cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement or as expressly consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed with respect to subsections (c), (k) and
                  (r)):

                  (a) Cause or permit any amendments to its organizational documents;

                  (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

                  (c) Except for inventory commitments and purchases in the ordinary course of business, or as otherwise set forth in Section 4.2(c) of the Target Disclosure Letter, enter into any material Contract (including any Material Contract) or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts;

                  (d) Issue or grant any securities or agree to issue or grant any securities;

                  (e)      Hire  any   additional   consultants  or  independent
                           contractors or enter into, or extend the term of, any employment or consulting agreement with any Person;

                  (f) Make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances;

                  (g) Transfer or license to any Person any rights to any Target IP;

                  (h) Enter into or amend any agreement in accordance with which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Target's business;

                  (i) Sell, lease, license or otherwise dispose of or encumber any of its properties, inventory or assets, other than sales of products or inventory in the ordinary course of business and encumbrances pursuant to the continuing lien of Target's commercial bank secured lender, landlord liens and statutory purchase money security interests;

                  (j) Incur any indebtedness for borrowed money except pursuant to its credit facility with its commercial bank secured lender or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (k) Pay, discharge or satisfy, in an amount in excess of $5,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising otherwise than in the ordinary course of business and not in violation of this Agreement, other than the payment, discharge or satisfaction of liabilities accrued or reserved against in the Target Financial Statements, and costs and expenses incurred in connection with this Agreement and the transactions contemplated herein;

                  (l) Make any capital expenditures or commitments, capital additions or capital improvements except in the ordinary course of business or for emergency repairs and replacements;

                  (m)      Materially   reduce  the  amount  of  any   insurance
                           coverage provided by existing insurance policies;

                  (n)      Terminate or waive any right of substantial value;

                  (o) Except as required by this Agreement, adopt or amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code, or hire any new officer-level or other management-level employee (other than at the retail store level), pay any increase in salaries or wage rates to its employees or bonuses except in the ordinary course of business, or add any new non-employee members to the board of directors of Target;

                  (p)      Enter  into  any   employment   contract  or,  unless
                           required by applicable law, any collective bargaining agreement;

                  (q) Grant any severance or termination pay to any Person except pursuant to customary historical practice or as required by law, or amend or modify any existing severance or termination agreement with any Person, except claims for termination pay in the ordinary course of business;

                  (r) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, PROVIDED that it consults with Parent prior to the filing of such a suit, or
                           (iii) for a breach of this Agreement;

                  (s) Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than inventory in the ordinary course of business) which are material, individually or in the aggregate, to Target's business;

                  (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (u) Enter into any Contract or transaction in which any officer or director of Target (or any member of the immediate family of such officer or director) has an interest; and

                  (v) Voluntarily take or agree in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 4.2, or any action which could reasonably be expected to make any of Target's representations or warranties contained in this Agreement untrue or incorrect or prevent Target from performing or cause Target not to perform one or more covenant required hereunder to be performed by Target.

         4.3 ADVICE OF CHANGES. Each party shall promptly advise the other party or parties in writing of (a) any fact, event or circumstance occurring subsequent to the date of this Agreement that would have rendered any representation or warranty of a party untrue or inaccurate in any material respect as of the date of this Agreement, (b) any breach of any covenant or obligation of a party pursuant to this Agreement such that the conditions set forth in ARTICLE 5 would not be satisfied, (c) any Material Adverse Effect with respect to a party, (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on a party or cause any of the conditions set forth in ARTICLE 5 not to be satisfied, or
                  (e) any change, occurrence or event not in the ordinary course of business of a party or any of its Subsidiaries; PROVIDED, HOWEVER, that the delivery of any notice shall not be deemed to amend or supplement the disclosure of a party hereunder or to prevent or cure any misrepresentations or breach of any representation, warranty or covenant, except that any change in the Target Financial Statements resulting from the audit and/or review conducted pursuant to Section 4.16, other than changes arising as a result of substantial misstatements or omissions which shall only allow Parent to terminate this Agreement pursuant to Section 6.1(d), shall not constitute a breach and the Target Financial Statements shall be deemed to be amended by the audited and reviewed financial statements. Without limiting any portion of the foregoing, at least two
                  (2) business days prior to the Closing, each party shall update its Disclosure Letter for any fact, event or circumstance arising subsequent to the date of this Agreement to enable each party's representations and warranties to be true and accurate in all material respects as of the Closing as if made anew at such time; provided, however, in no event shall the updated information diminish a party's indemnification under Sections 7.2(a) and (b) or Sections 7.3(a) and (b), as applicable.

         4.4 NO SOLICITATION. Until the earlier of the termination of this Agreement and the Effective Time, Target shall not directly or indirectly: (a) solicit, facilitate or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or (c) accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction. Upon execution of this Agreement, Target shall immediately cease and cause to be terminated any existing direct or indirect discussions with any Person (other than Parent) that relate to any possible Acquisition Transaction. Target shall promptly (and in no event later than 24 hours after receipt thereof) notify Parent orally and in writing of any proposal or offer relating to a possible Acquisition Transaction, or any request for information from a Person who may be considering a possible Acquisition Transaction (including the identity of the Person making or submitting such proposal, offer or request, and the terms thereof (including a copy of any written proposal, offer or request)) that is received by Target or any Affiliate (as defined in Section 8.3(a)) or representative of Target. Target shall keep Parent informed on a reasonably current basis of the status and details of any such proposal, offer or request, and shall promptly (and, in any event, within 24 hours) provide to Parent a copy of all written materials subsequently provided to or by Target in connection with such proposal, offer or request. "ACQUISITION TRANSACTION" means any transaction involving: (i) the sale, license, disposition or acquisition of all or a substantial portion of the business or assets of Target; (ii) the issuance, disposition or acquisition of (A) any capital stock or other equity security of Target, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Target, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Target; in each of clauses (A) through (C), representing in the aggregate 5% or more of the voting power of Target; or (iii) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving Target.

         4.5      ACCESS TO INFORMATION.

                  (a) Until the earlier of the termination of this Agreement and the Effective Time, (i) Target shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours to (A) all of Target's properties, books, contracts, commitments and records and (B) all other information concerning the business, properties and personnel of Target as Parent may reasonably request, and (ii) Target shall provide to Parent and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request. Until the earlier of the termination of this Agreement and the Effective Time, (i) Parent shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours to (A) all of Parent's and its Subsidiary's properties, books, contracts, commitments and records and (B) all other information concerning the business, properties and personnel of Parent or any of its Subsidiaries as Target may reasonably request, and (ii) Parent shall provide to Target and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request.

                  (b) Subject to compliance with applicable law, until the earlier of the termination of this Agreement and the Effective Time, Target shall confer from time to time as requested by Parent with one or more representatives of Parent to discuss any material changes or developments in the operational matters of Target and the general status of the ongoing business and operations of Target. Subject to compliance with applicable law, until the earlier of the termination of this Agreement and the Effective Time, Parent shall confer from time to time as requested by Target with one or more representatives of Target to discuss any material changes or developments in the
                           operational   matters  of  Parent  and  each  of  its
                           Subsidiaries and the general status of the ongoing business and operations of Parent and each of its Subsidiaries.

                  (c) No information or knowledge obtained in any investigation in accordance with this Section 4.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

         4.6 CONFIDENTIALITY. The parties acknowledge that Parent and Target have previously executed a non-disclosure agreement (the "CONFIDENTIALITY AGREEMENT"), which shall continue in full force and effect in accordance with its terms.

         4.7 PUBLIC DISCLOSURE. Prior to the Effective Time, the parties will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any material transaction involving Parent or Target and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         4.8 CONSENTS. Each of Parent, Merger Sub and Target shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

         4.9      LEGAL REQUIREMENTS.

                  (a) Each of Parent, Merger Sub and Target shall, and shall cause their respective Subsidiaries to, (i)
                           take commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the transactions contemplated by this Agreement, (ii) promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement, and (iii) take commercially reasonable actions necessary to obtain (and shall cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                  (b) Target shall give all notices and other information required by law to be given to its employees in connection with the transactions contemplated by this Agreement.

         4.10 TREATMENT AS REORGANIZATION. Prior to the Effective Time, Target shall not, and prior to and following the Effective Time, Parent shall not, take any action that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         4.11 EMPLOYEES. At the Effective Time, unless otherwise agreed by the Parent and Stockholder Representative, all employees of Target will become employees of the Surviving Company and they will receive the same compensation and similar benefits as employees of the Surviving Company that they received immediately prior to the Effective Time, except the compensation and benefits of (a) the senior executive officers of Target shall be subject to the terms of their Employment Agreements with Parent, and (b) the employees of Target who are offered and accept Offer Letters from Parent shall be subject to the terms of such letters. Until such time as the employees of the Surviving Company become participants without any waiting period in comparable benefit plans of Parent, the Employee Benefit Plans and paid time off policies of Target shall be continued by the Surviving Company. To the extent practicable under comparable benefit plans of Parent substituted for the Employee Benefit Plans of Target, Parent will use its commercially reasonable efforts to cause the employees of the Surviving Company to be given full credit for their years of service with Target for eligibility, participation and vesting in the employee benefit plans (as well as, vacation and sick day policies) of the Surviving Company including the comparable benefit plans of Parent substituted for the Employee Benefit Plans of Target. To the extent practicable under comparable benefit plans of Parent substituted for the Employee Benefit Plans of Target, Parent will use its commercially reasonable efforts to cause the employees of the Surviving Company who were employees of Target to not be subject to any waiting periods under any substituted group health plan and to cause such substituted group health plan to cover pre-existing conditions that were previously covered under Target's group health plan. Nothing herein is intended to confer upon any Target employee any right of employment or retention.

         4.12 INDEMNIFICATION. From and after the Effective Time, Parent shall indemnify and hold harmless the officers and directors of the Surviving Company (in such capacities only) to the maximum extent permitted by law with respect to liabilities and claims arising out of claims, actions, suits, proceedings or investigations (each, a "CLAIM") made, asserted or arising after the Effective Time, if such Claim pertains to any acts, omissions, events, matters or circumstances occurring or existing after the Effective Time as a result of such person acting in such capacity, in each case, only on such terms and conditions as Parent provides to its other officers and directors (or officers and directors of its Subsidiaries) from time to time. In no event will Parent or the Surviving Company pursue any Claim against any officer or director of Target, in such capacities, relating to acts or omissions occurring on or prior to the Closing Date, provided, however, the foregoing will in no event limit Parent's rights and remedies available under this Agreement against the Stockholders, whether for indemnification or fraud.

         4.13 EXPENSES. Except as otherwise set forth herein, if the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of advisers, accountants and legal counsel) shall be paid by the party incurring such expense. If the Merger is consummated, the Stockholders shall be responsible for all fees and expenses of Target (including legal, accounting and investment banking fees of Target, if any) incurred in connection with this Agreement and transactions contemplated hereby (the "TARGET Expenses"). Within three days prior to the anticipated Closing, Target shall provide Parent with a good faith estimate of the Target Expenses (actual and anticipated) to be borne by the Stockholders. To the extent the Target Expenses have not been paid prior to the Closing, they shall be paid at the Closing by Target, and in all events shall reduce the cash portion of the Merger Consideration accordingly, in accordance with Section 1.4(c) and 1.4(d).

         4.14 FURTHER ASSURANCES. On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts, and shall cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in ARTICLE 5. Without limiting the generality or effect of the foregoing and subject to the terms of this Agreement, in the event an injunction or other order preventing the consummation of the Merger shall have been issued by a court of competent jurisdiction, each party hereto shall its use reasonable best efforts to have such injunction or other order lifted. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

         4.15 REGISTERED SHARES; LISTING. The issuance of the shares of Parent Common Stock to be made available to the Stockholders at the Effective Time shall be registered with the SEC on Form S-1, SB-2, S-4 or such other available form determined by Parent in its sole discretion to achieve the registration thereof (the "REGISTRATION STATEMENT"), which Registration Statement shall be filed by Parent not later than forty-five
                  (45) days following the date hereof. Prior to the Effective Time, Parent agrees to list on the NASDAQ Capital Market the shares of Parent Common Stock to be issued in the Merger including any registration required under the Exchange Act. For a period of two (2) years following the Effective Time, Parent will utilize its commercially reasonable efforts to remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Securities Exchange Act of 1934, as amended.

         4.16 TARGET AUDIT AND REVIEW. As soon as practicable after the date hereof, Parent shall, at Target's sole cost and expense, cause its independent accounting firm (the "ACCOUNTANT") to (i) audit the financial statements of Target for the years ending January 31, 2005 and January 31, 2006, and issue to Parent and Target an audit report with respect thereto in accordance with the auditing standards of the Public Company Accounting Oversight Board (the "PCAOB"), and (ii) review the financials statements of Target for the period February 1, 2006 through and including April 30, 2006 in accordance with the review standards of the PCAOB (clauses (i) and (ii) are referred to herein as the "TARGET AUDIT"). Target shall, and shall cause its independent accounting firm to, cooperate with and timely provide information to, the Accountant to enable the Target Audit to be conducted and completed as soon as reasonably practicable. Notwithstanding any portion of the foregoing to the contrary, in the event that this Agreement is terminated for any reason other than breach by Target or the Stockholders, Parent shall, following such termination and within thirty (30) days of its receipt from Target of the Accountant's invoice, reimburse Target for fifty percent (50%) of the Accountant's fees and expenses incurred by Target in connection with the Target Audit.

         4.17     TARGET  STOCKHOLDERS  AGREEMENT.  Prior to the Effective Time,
                  Target  and  the  Stockholders   shall  terminate  the  Target
                  Stockholders Agreement.

         4.18 STOCKHOLDER LOCK-UP. At the Closing, the Stockholders will executed a lock-up agreement in a form acceptable to Parent (the "LOCK-UP AGREEMENT"), with respect to all shares of Parent Common Stock to be acquired in the Merger, pursuant to which each Stockholder shall agree that, for a period of twenty-four (24) months following the Closing, such Stockholder will not, directly or indirectly, (i) offer, sell, assign, transfer, pledge or otherwise dispose of any of such Stockholder's shares of Parent Common Stock, or (ii) enter into any hedging, swap, short sale or other similar transactions with respect to any such shares, provided, however, each such Lock-Up Agreement will permit (A) during any period after the first twelve (12) months following the Closing, the transfer by any Stockholder of up to 50,000 shares of Parent Common Stock in any 90-day period (the "DRIBBLE OUT"), (B) the transfer, immediately following the Closing, of an aggregate of 125,000 shares of Parent Common Stock to specified employees and advisors of Target (provided such persons execute lock-up agreements containing the same terms and conditions applicable to the Stockholders, including proportionate Dribble Out), (C) the transfer of shares of Parent Common Stock to family members, trusts and/or other entities for purposes of estate planning (provided such recipients execute lock-up agreements containing the same terms and conditions applicable to the Stockholders, including proportionate Dribble Out).

         4.19     TAXES.

                  (a) Without limiting the generality of Section 4.1(b), with respect to the fiscal year ended January 31, 2006, Target shall properly complete and file all income Tax Returns on or before the Closing Date, and shall properly complete and file all other Tax Returns that are required to be filed on or prior to the Closing Date. All such Tax Returns shall be true and correct in all material respects and shall be completed in accordance with applicable law. Target will pay, or withhold and pay to the appropriate Tax Authority, all Taxes required to be paid, or withheld and paid, on or prior to the Closing Date.

                  (b) The Stockholders, at their expense, shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of Target, for all Tax periods ending on or before the Closing Date which are filed after the Closing Date. The Stockholder's Representative shall submit written drafts of such Tax Returns to Parent for its review and comment at least fifteen
                           (15) days prior to due date of any such Tax Return. Parent shall casue the Surviving Company to timely pay with the filing of such Tax Returns all amounts to be paid therewith, to the extent that such Taxes were accrued or reserved for on the April 30 Balance Sheet or incurred and accrued or reserved for in the ordinary course of business since the April 30 Balance Sheet Date through the Closing Date.

                  (c) Target, Surviving Company, Parent and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section 4.19 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and the provision of records and information by the Surviving Company and Parent which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent shall cause the Surviving Company to (i) retain all books and records in its possession with respect to Tax matters pertinent to Target relating to any Tax periods beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods, and to abide by all record retention obligations imposed by law or by any Tax Authority, and (ii) give the Stockholders' Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Stockholders' Representative so requests, Parent of the Surviving Company, as applicable, shall allow the Stockholders' Representative to take possession of such books and records.

         4.20 RELEASE OF GUARANTIES. Each of Target, the Stockholders and Parent shall use its commercially reasonable efforts to (a) cause each Stockholder (and his wife, if applicable) who is a guarantor of obligations to Target's commercial bank secured lender to be released from all liability under the credit facility of Target with such lender (in effect as of the date hereof) and all other obligations of Target to such lender, and (b) secure the release of each Stockholder (and his wife, if applicable) who is a guarantor or surety of any other liability or obligation of Target set forth on Schedule 4.20.

         4.21 PRE-CLOSING FINANCIAL STATEMENTS; CLOSING BALANCE SHEET. At least five (5) days prior to the Closing, Target shall deliver to Parent and Merger Sub unaudited financial statements as at the last day of the calendar month that is closest to the thirtieth (30th) day prior to the anticipated Closing Date (including a balance sheet and statement of operations but excluding a cash flow statement) (the "PRE-CLOSING FINANCIAL STATEMENTS"). The Pre-Closing Financial Statements will (a) be correct and complete and consistent with the books and records of Target, (b) have been prepared in accordance with GAAP (except for the failure to accrue deferred rents on a current basis and the absence of a statement of cash flow and notes) applied on a consistent basis throughout the period indicated, and (c) present fairly the financial condition of Target as of the date thereof and its results of operations for the period indicated therein. As soon as practicable following the Closing Date, and in any event within forty-five (45) days thereof, the Stockholders shall cause, at their expense, a balance sheet as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET") to be prepared and delivered to Parent and reflecting thereon all balance sheet items as of such time consistent with the presentation of line items included in the balance sheets of the Target Financial Statements and the Pre-Closing Financial Statements inclusive of all outstanding liabilities accrued or reserved for as stated liabilities in the ordinary course of business since the April 30 Balance Sheet Date. The Closing Balance Sheet shall (x) fairly present the financial condition of Target immediately prior to giving effect to the transactions contemplated by this Agreement, (y) be prepared in accordance with GAAP (except for the failure to accrue deferred rents on a current basis and the absence of footnotes) and (z) be prepared on a consistent basis with the balance sheets included in the Target Financial Statements and the Pre-Closing Financial Statements. As promptly as practicable after receipt by Parent of the Closing Balance Sheet, and in any event within forty-five (45) days thereof, Parent shall cause the Accountant or another third party independent registered accountant to (i) review the Closing Balance Sheet, the work papers used in the preparation of the Closing Balance Sheet and the financial books and records of Target and (ii) deliver a report to Parent (A) confirming or disputing whether the liabilities stated on the Closing Balance Sheet (other than those included on the April 30 Balance Sheet) including liabilities for Taxes were incurred and accrued or reserved for in the ordinary course of business from the April 30 Balance Sheet Date through the Closing Date, (B) confirming or disputing whether the liabilities stated on the Closing Balance Sheet (other than those included on the April 30 Balance Sheet) including liabilities for Taxes were propertly recorded as liabilities of Target in accordance with GAAP, and/or (C) identifying any material items or omissions that, in its professional opinion, should or should not be included in the Closing Balance Sheet. Promptly after receipt, Parent shall deliver the accountant's report to the Stockholders' Representative. If any dispute(s) are set forth therein, Parent and the Stockholders' Representative shall attempt to resolve and settle the dispute(s) in writing within thirty
                  (30) days. If they are unsuccessful, the disputed matter(s) will be submitted to a mutually agreed upon third party independent registered accountant (and if they cannot agree to a third party independent registered accountant, one shall be selected by the mutual agreement of counsel to Parent and counsel to the Stockholders' Representative), whose determination will be final and binding upon the parties, and non-appealable or reviewable by judicial process.

                                   ARTICLE 5
                            CONDITIONS TO THE MERGER

         5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, which to the maximum extent permitted by law may be waived in a written agreement of Target and Parent (for itself or Merger Sub) (each such condition is solely for the benefit of the parties hereto and may be waived without notice, liability or obligation to any Person):

                  (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending. No action taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

                  (b) GOVERNMENTAL APPROVALS. Parent and Target and their respective Subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby.

         5.2      ADDITIONAL   CONDITIONS   TO   OBLIGATIONS   OF  TARGET.   The
                  obligations of Target to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Target (each such condition is solely for the benefit of Target and may be waived in its sole discretion without notice, liability or obligation to any Person):

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties made by each of Parent and Merger Sub in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by each of Parent and Merger Sub in this Agreement shall by true and correct in all material respects, in each case as of the date of this Agreement and, subject to the additional disclosure contained in any update to the Parent Disclosure Letter, at and as of the Closing as if made at such time(except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time). Each of Parent and its Subsidiaries shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

                  (b) RECEIPT OF CLOSING DELIVERIES. Target and/or the Stockholders shall have received each of the agreements, instruments and other documents required to have been delivered to Target and/or the Stockholders at or prior to the Closing as set forth in EXHIBIT B.

                  (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Parent since the date of this Agreement.

                  (d) RELEASE OF CREDIT FACILITY GUARANTY. The Stockholders and their wives, as applicable, shall be released from all liability and obligations relating to Target's secured credit facility and all other obligations of Target to the secured credit facility lender.

         5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent (each such condition is solely for the benefit of Parent and Merger Sub and may be waived by Parent in its sole discretion without notice, liability or obligation to any Person):

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties made by Target in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by Target in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and, subject to the additional disclosure contained in any update to the Parent Disclosure Letter, at and as of the Closing as if made at that time (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

                  (b) RECEIPT OF CLOSING DELIVERIES. Parent shall have received each of the agreements, instruments and other documents required to have been delivered to Parent and Merger Sub at or prior to the Closing as set forth in EXHIBIT B.

                  (c) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's ownership, conduct or operation of the business of Target, following the Effective Time shall be in effect, nor shall any suit, investigation, request for additional information, action or proceeding before any Governmental Entity seeking any of the foregoing, seeking to obtain from Parent or Target or any of their respective Affiliates in connection with the Merger any damages, or seeking any other relief that following the Merger, in the sole judgment of Parent, could reasonably be expected to materially limit or restrict the ability of Parent and/or its Subsidiaries including the Surviving Company to own and conduct both (i) the assets and businesses owned and conducted by Parent and/or its Subsidiaries prior to the Merger and (ii) the assets and businesses owned and conducted by Target prior to the Merger, be pending or threatened.

                  (d) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Target since the date of this Agreement.

                  (e) STOCKHOLDER LOCK-UP. The Stockholders shall each have executed a Lock-Up Agreement.

                  (f) TARGET AUDIT. At least five (5) days prior to the Effective Time, Parent shall have received a report from the Accountant evidencing the completion of the Target Audit.

                  (g) COMPLETION OF DUE DILIGENCE. Parent and its Board of Directors shall have approved the results of Parent's due diligence investigation and evaluation of the Target and its business, including the approval of any review of the Target Disclosure Letter, as updated through the Closing, and approval of the Pre-Closing Financial Statements.

                  (h) FINANCING. Parent shall have obtained financing adequate to comply with its obligations in the Merger and to operate the business of the Surviving Company after the Effective Time, the amount of gross proceeds from which will be not less than $36,000,000 and which shall be on terms acceptable to Parent in its sole discretion.

                                   ARTICLE 6
                        TERMINATION, AMENDMENT AND WAIVER

         6.1 TERMINATION. At any time prior to the Effective Time, this Agreement may be terminated:

                  (a) by mutual written consent duly authorized by the respective boards of directors of Parent (or a committee thereof) and Target;

                  (b) by either Parent or Target, if the Closing shall not have occurred on or before September 30, 2006 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

                  (c) by either Target or Parent, if any permanent injunction or other order of a court or other competent Government Entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable;

                  (d) by Parent, if Target shall have breached any representation, warranty or covenant contained herein that would result in the failure of any of the conditions set forth in Section 5.1 or 5.3(a) to be satisfied and such breach shall not have been cured within ten days after receipt by Target of written notice of such breach (PROVIDED, HOWEVER, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured); PROVIDED, FURTHER, that the termination right under this Section 6.1(d) shall not be available to Parent if Parent is at that time in material breach of this Agreement;

                  (e) by Target, if Parent or Merger Sub shall have breached any representation, warranty or covenant contained herein that would result in the failure of any conditions set forth in Section 5.1 or 5.2(a) to be satisfied and such breach shall not have been cured within 10 days after receipt by Parent of written notice of such breach (PROVIDED, HOWEVER, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured); PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 6.1(e) shall not be available to Target if Target is at that time in material breach of this Agreement;

                  (f) by Parent, by providing written notice to the Target at any time if the Parent shall have advised the Target in writing that the conditions set forth in SECTIONS 5.3(F), (G), OR (H) are not reasonably likely to be satisfied; or

                  (g) by either Parent or Target if it is determined by tax counsel to such party that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

         6.2      EFFECT OF TERMINATION.

                  (a)      If this  Agreement is terminated  in accordance  with
                           Section 6.1(a), 6.1(b) after the satisfaction of all of the conditions in Sections 5.3(f), (g) and (h), or 6.1(c), there shall be no liability or obligation on the part of Parent, Merger Sub or Target or their respective officers, directors, stockholders or
                           Affiliates under this Agreement, except for the reimbursement of fees and expenses to Target pursuant to Section 4.16, after payment of which this Agreement shall forthwith become void.

                  (b)      If this  Agreement is terminated  in accordance  with
                           Section 6.1(b) prior to the satisfaction of all of the conditions in Sections 5.3(f), (g) and (h), or 6.1(f) or (g), or by Target pursuant to Section 6.1(e), then as Target's sole and exclusive remedy and as liquidated damages, Parent shall pay to Target, within five (5) business days of such termination, an amount equal to $50,000 plus reimbursement for fees and expenses pursuant to
                           Section 4.16.

                  (c) If this Agreement is terminated by Parent in accordance with Section 6.1(d), (A) as a result of a breach by Target or the Stockholders of the provisions of Section 4.4, or (B) as a result of the refusal of Target or the Stockholders to consummate the Merger, then as Parent's and Merger Sub's sole and exclusive remedy and as liquidated damages, Target shall pay Parent, within five (5) business days of such termination, an amount equal to $300,000.

                  (d) If this Agreement is terminated by Parent in accordance with Section 6.1(d), for any reason other than as set forth in clauses (A) and (B) of Section 6.2(c), then as Parent's and Merger Sub's sole and exclusive remedy and as liquidated damages, Target shall pay Parent, within five (5) business days of such termination, an amount equal to $50,000.

                  (e) Notwithstanding the provisions of Section 6.2(a), but subject to the other provisions of this Section 6.2, each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and the Confidentiality Agreement and the provisions of Sections 4.13 and 6.2 and ARTICLE 8 shall remain in full force and effect and survive any termination of this Agreement.

         6.3 AMENDMENT. Subject to the provisions of applicable law, the parties hereto may amend this Agreement at any time in accordance with an instrument in writing signed on behalf of each of the parties hereto. Subject to the provisions of applicable law, Parent and the Stockholders' Representative (on behalf of all of the Stockholders) may cause this Agreement to be amended at any time after the Effective Time by execution of an instrument in writing signed on behalf of Parent and the Stockholders' Representative (on behalf of all of the Stockholders).

         6.4 EXTENSION; WAIVER. Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. At any time after the Effective Time, the Stockholders' Representative and Parent may, to the extent legally allowed,
                  (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to Parent (in the case of a waiver by Parent) or made to Target (in the case of a waiver by the Stockholders' Representative) herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of Parent or Merger Sub (in the case of a waiver by Parent) or made to Target (in the case of a waiver by the Stockholders' Representative). Any agreement on the part of a party hereto or the Stockholders' Representative to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

                                   ARTICLE 7
                                 INDEMNIFICATION

         7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties made by Target in this Agreement or in any other document required to be delivered in accordance with any provision of this Agreement shall survive the Closing and remain in full force and effect until the second anniversary of the Effective Time. Notwithstanding the preceding sentence, the representations and warranties made by Target in Section 2.9 and 2.16 shall survive until the expiration of the applicable statute of limitations, and the representations and warranties made by Target in Sections 2.2, 2.3, 2.17 and 2.18 shall survive indefinitely. The representations and warranties made by Parent and Merger Sub in this Agreement or in any other documents required to be delivered to Target in accordance with any provision of this Agreement shall survive the Closing and remain in full force and effect until the second anniversary of the Effective Time, except the representations and warranties contained in Sections 3.3, 3.4, 3.9 and 3.15 shall survive indefinitely.

                  (b) Each covenant, agreement and other provision in this Agreement or any certificate or document delivered pursuant hereto will survive for the relevant statute of limitations period, unless a different period is expressly contemplated herein or thereby (including, without limitation, covenants, agreements and other provisions which by their terms contemplate performance following the Closing).

                  (c) Indemnification under Sections 7.2(a) and (b) and Sections 7.3(a), (b) and (c) will survive for the relevant statute of limitations period.

         7.2 INDEMNIFICATION PROVISIONS FOR PARENT'S BENEFIT. Subject to the limitations in this ARTICLE 7, the Stockholders, which are all of the stockholders of Target immediately prior to the Effective Time, agree to indemnify and hold harmless Parent and the Surviving Company and their respective officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each person, if any, who controls or may control Parent and the Surviving Company within the meaning of the Securities Act (each of the foregoing, a "PARENT INDEMNIFIED PERSON") from and against any and all actual losses, liabilities, damages, claims, suits, settlements, third party costs and expenses, including costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties (collectively, "LOSSES") arising out of any of the following:

                  (a) TAXES. All Taxes of Target (except with respect to, and to the extent of, Taxes for which a liability is accrued or reserved for as a stated liability in the April 30 Balance Sheet, and Taxes accrued or reserved for in the ordinary course of business since April 30, 2006 relating to the Target's operations after such date and through the Closing Date), including, without limitation, the following: (i) any and all Taxes of Target (except with respect to, and to the extent of, Taxes for which a liability is accrued or reserved for as a stated liability in the April 30 Balance Sheet, and Taxes accrued or reserved for in the ordinary course of business since April 30, 2006 relating to the Target's operations after such date and through the Closing Date) with respect to all taxable periods of Target ending on or prior to the Closing Date, (ii) any and all Taxes resulting from any breach of the representations and warranties contained in Section 2.9 hereof; (iii) any and all Taxes imposed on Target solely by reason of being or having been a member of (or a predecessor thereof) an affiliated, consolidated, combined or unitary group on or prior to the Closing, pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereto or any analogous or similar provision under state, local or foreign law), or otherwise; and (iv) any out-of-pocket costs or expenses (including reasonable legal and accounting fees) incurred in connection with a claim in respect to any of the foregoing.

                  (b) THIRD-PARTY CLAIMS. Any and all claims (including claims for penalties and interest), demands, causes of action or proceedings against Target (whether instituted against Target or the Surviving Company as successor in interest to Target) by parties other than a Parent Indemnified Person, whether arising before or after the Closing but relating solely to facts, events or circumstances in existence or occurring on or prior to the Closing Date, including, without limitation, matters disclosed in the Target Disclosure Letter, except (i) to the extent accrued or reserved for as a stated liability on the April 30 Balance Sheet, (ii) liabilities, obligations and commitments incurred and accrued or reserved for in the ordinary course of business after April 30, 2006 relating to Target operations and which are not in violation of this Agreement, and (iii) future obligations under contracts, leases, or licenses incurred in the ordinary course of business.

                  (c) BREACHES. Without limiting or being in any manner limited by the foregoing, any breach of any representation, warranty, covenant or agreement made by Target in this Agreement, the Target Disclosure Letter, any exhibit or schedule to this Agreement or any other document delivered to Parent or Merger Sub by Target or the Stockholders in accordance with any provision of this Agreement. In determining the amount of any Losses in respect to any breach of any representation or warranty, any materiality or Material Adverse Effect qualification contained in such representation or warranty will in all respects be ignored.

         All references to the April 30 Balance Sheet shall mean the April 30 Balance Sheet as amended by the Target Audit.

         7.3 INDEMNIFICATION PROVISIONS FOR TARGET INDEMNIFIED PERSONS. Subject to the limitations in this ARTICLE 7, Parent agrees to indemnify and hold harmless the Stockholders and Target's respective officers, directors, agents and employees (each of the foregoing, a "TARGET INDEMNIFIED PERSON") from and against any and all Losses arising out of any of the following:

                  (a) TAXES. Any Taxes of Target (i) accrued or reserved for as a stated liability on the April 30th Balance Sheet, (ii) accrued or reserved for in the ordinary course of business since April 30, 2006 relating to the Target's operations after such date and through the Closing Date, (iii) or the Surviving Company incurred after the Closing Date relating to periods after the Closing Date, to the extent arising from facts, events or circumstances occurring after the Closing Date, or (iv) or the Surviving Company relating to the period on or prior to the Closing Date based upon a Tax election made after the Closing by Parent or the Surviving Company.

                  (b) THIRD-PARTY CLAIMS. Any and all claims (including claims for penalties and interest), demands, causes of action or proceedings against any of the Stockholders relating to (i) any liability or obligation of Target accrued or reserved as a stated liability on the April 30th Balance Sheet, (ii) liabilities, obligations and commitments incurred and accrued or reserved for in the ordinary course of business by Target after April 30, 2006 and which are not in violation of this Agreement, (iii) future obligations under Target contracts, leases and licenses incurred in the ordinary course of business, and (iv) facts, events or circumstances occurring after the Closing Date relating to Target or the Surviving Company.

                  (c) GUARANTIES. Any liability or obligation of a Stockholder as a guarantor or surety as to the payment or performance of obligations by Target under Target's existing credit facility or any other guaranty liability or obligation of Target set forth on Section 4.20 of the Target Disclosure Letter.

                  (d) BREACHES. Without limiting or being in any manner limited by the foregoing, any breach of any representation, warranty, covenant or agreement made by Parent in this Agreement, the Parent Disclosure Letter, any exhibit or schedule to this Agreement or any other document delivered to Target in accordance with any provision of this Agreement. In determining the amount of any Losses in respect to any breach of any representation or warranty, any materiality or Material Adverse Effect qualification contained in such representation or warranty will in all respects be ignored.

         7.4      INDEMNIFICATION CLAIM PROCEDURES.

                  (a) If any Action is commenced in which any Parent Indemnified Person or Target Indemnified Person (each an "INDEMNIFIED PARTY") is a party that may give rise to a claim for indemnification against any indemnifying party (an "INDEMNIFICATION CLAIM") then such Indemnified Party will promptly give written notice to the indemnifying party and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request. Failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially prejudiced by the Indemnified Party's failure to give such notice. For purposes hereof, "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

                  (b) In connection with any Indemnification Claim, the Indemnified Party may defend with counsel of its choice against the Indemnification Claim in any manner it may deem appropriate and the indemnifying party may participate in such defense with counsel of its choice at its sole expense; provided, however, if the indemnifying party acknowledges its responsibility with respect to such Indemnification Claim, then it shall have the sole right to defend the Indemnification Claim with counsel of its choice at its expense unless the Indemnified Party would be materially prejudiced by not participating in the defense, in which case the Indemnified Party shall be entitled to participate in the defense of the Indemnification Claim with counsel of its choice at its sole expense without any right of indemnification from the indemnifying party. The Indemnified Party may not settle any such Indemnification Claim without the written consent of the indemnifying party, which consent will not be withheld unreasonably.

                  (c) If the Stockholders' Representative consents to any settlement, neither the Stockholders' Representative nor any Stockholder shall have any power or authority to object to the amount or validity of any claim by or on behalf of any Indemnified Party for indemnity with respect to such settlement.

         7.5      LIMITATIONS ON INDEMNIFICATION LIABILITY; FORM OF PAYMENT.

                  (a) WITH RESPECT TO CLAIMS BY THE PARENT INDEMNIFIED PERSONS. Any claims the Parent Indemnified Persons make under this ARTICLE 7 will be limited as follows:

                           (i) CEILING. Each Stockholder's aggregate liability for Losses incurred under this
                                    Agreement  shall be $1.8 million  (inclusive
                                    of 1/3  of the  Escrow  Fund);  except  with
                                    respect to Losses arising from any breach of
                                    Section  2.2  or  2.3  in  which  case  each
                                    Stockholder's  aggregate  liability will not
                                    exceed the value of the Merger Consideration
                                    received   by   him,   provided   that   the
                                    limitations contemplated hereby will not be applicable with respect to Sections 7.2(a) and (b) or instances of fraud by Target or the Stockholders.

                           (ii) BASKET/THRESHOLD. The Stockholders will have no liability for Losses incurred under this Agreement unless and until the aggregate of such Losses exceeds $200,000 (the "PARENT
                                    INDEMNIFIED PERSONS THRESHOLD AMOUNT") and then only for Losses in excess of the Parent Indemnified Persons Threshold Amount, except for Losses incurred under Section 7.2(a), 7.2(b) (with respect to matters set forth on the Target Disclosure Letter), or instances of fraud by Target or the Stockholders for which there shall be no basket or threshold;

                           (iii) SEVERAL LIABILITY. Each Stockholder shall be severally liable for Losses under this
                                    Article 7 in an amount equal to 1/3 of such Losses subject to the other limitations set forth in this Section 7.5(a) and except with respect to instances of fraud by Target or the Stockholders.

                           (iv) FORM OF PAYMENT. Each Stockholder shall have the right, in his sole and absolute discretion, to make payment for Losses 1/2 in cash and 1/2 in Parent Common Stock based upon the value thereof set forth in Section 7.5(d).

                  (b) WITH RESPECT TO CLAIMS BY THE TARGET INDEMNIFIED PERSONS. Any claims the Target Indemnified Persons make under this ARTICLE 7 will be limited as follows:

                           (i) CEILING. The Parent's aggregate liability for Losses incurred under this Agreement shall be $500,000, except with respect to
                                    (A) a  breach  of  Section  3.3,  3.4 or 3.9
                                    which  results in the  forfeiture  of any of
                                    the  Merger  Consideration  received  by the
                                    Stockholders  in which  case  the  aggregate
                                    liability  of  Parent  for  Losses   arising
                                    therefrom  shall be limited to the amount of
                                    the Merger Consideration  actually forfeited
                                    (with a value of Parent  Common  Stock based
                                    upon the value set forth in Section  7.5(d))
                                    plus  the  reasonable   costs  and  expenses
                                    incurred by the Target Indemnified  Persons,
                                    or (B) a breach of Section  3.5 arising as a
                                    result of a filing  by  Parent  prior to the
                                    Closing of a Parent SEC Document wherein any
                                    executive  officer or director of Parent had
                                    actual knowledge that information  contained
                                    therein  contained an untrue  statement of a
                                    material  fact,  or  omitted  to  state  any
                                    material fact necessary in order to make the
                                    statements  contained therein,  in the light
                                    of the  circumstances  under which made, not
                                    misleading,  in  which  case  the  aggregate
                                    liability  of  Parent  for  Losses  shall be
                                    $5,400,000  LESS the aggregate  value of the
                                    shares of Parent  Common Stock issued in the
                                    Merger based upon the average  closing price
                                    of a share of Parent Common Stock, as quoted
                                    or listed on its then  applicable  quotation
                                    system  or   exchange,   during  the  twenty
                                    trading days  immediately  preceding the two
                                    (2) year anniversary of the earlier of (each
                                    the  "ANNOUNCEMENT  DATE") (X) the date that
                                    corrected information is filed with the SEC,
                                    or  (Y)  the  date   that   such   corrected
                                    information is otherwise disseminated to the
                                    public,    PROVIDED,    HOWEVER,    (x)   no
                                    Stockholder  shall  be  permitted  to  file,
                                    serve,  initiate or otherwise make any claim
                                    as a result of the matters set forth in this
                                    clause (B) until the  expiration  of the two
                                    (2)  year  anniversary  of the  Announcement
                                    Date,   (y)  the   applicable   statute   of
                                    limitations with respect to any such claim will be tolled during such two (2) year period plus an additional year thereafter, and (z) as a condition to any recovery of a Loss by a Stockholder pursuant hereto, if any, such Stockholder shall be required to deliver to Parent for cancellation a number of shares of Parent Common Stock equal to the value of the amount of Loss recovered hereby (based on the value set forth in Section 7.5(d)); PROVIDED, HOWEVER, that the limitations contemplated hereby will not be applicable with respect to Sections 7.3(a),
                                    (b) and (c) or instances of fraud by Parent.

                           (ii) BASKET/THRESHOLD. The Parent will have no liability for Losses incurred under this Agreement unless and until the aggregate of Losses exceeds $200,000 (the "TARGET INDEMNIFIED PERSONS THRESHOLD AMOUNT") and then only for Losses in excess of the Target Indemnified Persons Threshold Amount, except for Losses incurred under Section 7.3(a) or
                                    (c) for which there shall be no basket or threshold.

                           (c) No Indemnifying Stockholder shall have any right of contribution, right of indemnity or other right or remedy against Parent or the Surviving Company in connection with any indemnification obligation or any other liability to which such Indemnifying Stockholder may become subject under or in connection with this Agreement.

                           (d) For the purposes of this ARTICLE 7, each share of Parent Common Stock that constitutes Merger Consideration shall be valued at the Parent Closing Price as adjusted for any Share Adjustment.

                           (e) Notwithstanding anything contained herein to the contrary, the amount of any Loss suffered by an Indemnified Party under this Agreement shall be reduced by the amount, if any, of the recovery or benefit (net of reasonable expenses incurred in obtaining such recovery or benefit) the Indemnified Party shall have received or otherwise enjoyed with respect thereto from any other person (including any recovery under any insurance policies); and if such a recovery or benefit is received or enjoyed by an Indemnified Party after it receives payment under this Agreement or the Escrow Agreement with respect to a Loss, then a refund equal in the aggregate amount of the recovery, net of reasonable expenses and Taxes or other costs incurred in obtaining recovery, shall be made promptly to the indemnifying party.

         7.6 ESCROW. Parent may, in its sole and absolute discretion, access the Escrow Fund, in accordance with the provisions of the Escrow Agreement, to apply the cash and share amounts held therein against any Losses incurred, and pursuant to which Parent would be entitled to indemnification, hereunder.

         7.7      STOCKHOLDERS' REPRESENTATIVE.

                  (a) At the Effective Time, Charles Rendelman shall be constituted and appointed as the Stockholders' Representative. The Stockholders' Representative shall be the exclusive agent for and on behalf of the Stockholders to: (i) give and receive notices and communications to or from Parent (on behalf of itself or any other Indemnified Person) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby, (ii) to the extent that the Escrow Fund is used to indemnify Parent, authorize deliveries to Parent of amounts from the Escrow Fund in satisfaction of claims asserted by Parent (on behalf of itself or any other Indemnified Person, including by not objecting to such claims), (iii) object to claims in accordance with the provisions hereof and the Escrow Agreement,
                           (iv) consent or agree to, negotiate, enter into settlements and compromises of, and demand mediation and arbitration and comply with orders of courts and awards of arbitrators with respect to, claims, and
                           (v) take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance. The Stockholders' Representative shall be the sole and exclusive means of asserting or addressing any of the above, and no former stockholder shall have any right to act on its own behalf with respect to any such matters, other than any claim or dispute against the Stockholders' Representative. The Person serving as the Stockholders' Representative may be replaced from time to time by the Stockholders upon not less than ten days' prior written notice to Parent. No bond shall be required of the Stockholders' Representative, and the Stockholders' Representative shall receive no compensation for his services. Notices or communications to or from the Stockholders' Representative shall constitute notice to or from each of the stockholders and option holders of Target immediately prior to the Effective Time.

                  (b) The Stockholders' Representative shall not be liable to any Stockholder for any act done or omitted hereunder as the Stockholders' Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Stockholders' Representative shall have reasonable access to information about Target and the reasonable assistance of Target's former officers and employees for purposes of performing his duties and exercising its rights hereunder, PROVIDED that the Stockholders' Representative shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         7.8 ACTIONS OF THE STOCKHOLDERS' REPRESENTATIVE. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Stockholders' Representative that is within the scope of the Stockholders' Representative's authority under ARTICLE 7 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Stockholders and shall be final, binding and conclusive upon each such stockholder; and each Indemnified Person and the Escrow Agent, if applicable, shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such stockholder or option holder. Except for their gross negligence and willful misconduct, each Indemnified Person and the Escrow Agent are unconditionally and irrevocably relieved from any liability to any person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent or instruction of the Stockholders' Representative.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

                  (i)      if to Parent or Merger Sub, to:

                           Blue Holdings, Inc.
                           5804 E. Slauson Ave.
                           Commerce, California  90040
                           Attention: Paul Guez, Chief Executive Officer Facsimile No.: 323-725-5505
                           Telephone No.:  323-725-5555

                           with a copy (which shall not constitute notice) to:

                           Stubbs Alderton & Markiles, LLP
                           15260 Ventura Blvd., 20th Floor
                           Sherman Oaks, California 91403
                           Attention:  Gregory Akselrud
                           Facsimile No.:  818-474-8603
                           Telephone No.:  818-444-4503

                  (ii)     if to Target, to:

                           Long Rap, Inc.
                           1420 Wisconsin Avenue, NW
                           Washington, DC 20007
                           Attention: Charles Rendelman
                           Telephone No.: 202-337-6610
                           E-mail: chuck@upagainstthewall.com

                           with a copy (which shall not constitute notice) to:

                           Silver Freedman & Taff L.L.P.
                           1700 Wisconsin Avenue, NW
                           Washington, DC  20007
                           Attention:  Steven M. Abramson, Esq.
                           Facsimile No.:  202-295-4512
                           Telephone No.:  202-295-4500

                  (iii)    if to the Stockholders' Representative, to:

                           Charles Rendelman
                           3251 Prospect Street, NW
                           Unit #129
                           Washington, DC  20007
                           Telephone No.: 202-337-6610
                           E-mail: chuck@upagainstthewall.com
                           with a copy (which shall not constitute notice) to:

                           Silver Freedman & Taff L.L.P.
                           1700 Wisconsin Avenue, NW
                           Washington, DC  20007
                           Attention:  Steven M. Abramson, Esq.
                           Facsimile No.:  202-295-4512
                           Telephone No.:  202-295-4500

         8.2 INTERPRETATION. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. The headings and captions in this Agreement are for reference only and shall not be used in the construction or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parole evidence shall be introduced in the construction or interpretation of this
                  Agreement unless the ambiguity or uncertainty at issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as readily apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

         8.3      DEFINITIONS.

         For purposes of this Agreement:

                  (a) an "AFFILIATE," when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person;

                  (b) any reference to an event, change, condition or effect being "MATERIAL" with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole;

                  (c) a "MATERIAL ADVERSE EFFECT" with respect to any Person means any effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole;

                  (d) "IN THE ORDINARY COURSE OF BUSINESS," with respect to any action, means such action is:

                           (i) consistent with the recent past practices of such Person and is taken in the ordinary course of business of such Person; and

                           (ii) not required to be authorized by the board of directors of such Person;

                  (e) any reference to a Person's "KNOWLEDGE" means the knowledge of such Person's officers and directors; PROVIDED that such Persons shall be deemed to have made reasonable inquiry of those employees, agents, consultants or other Persons whom such officers and directors reasonably believe would have knowledge of the matters represented;

                  (f) a "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, Governmental Entity or other entity or organization;

                  (g) a "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least 50% of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Target Disclosure Letter and the Parent Disclosure Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (b) except as provided herein are not intended to confer, and shall not be construed as conferring, upon any Person other than the
                  parties   hereto  any  rights  or  remedies   hereunder.

         8.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.7 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

         8.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF CALIFORNIA, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

         8.10 ENFORCEMENT. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms. Therefore, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.


                            [SIGNATURE PAGE FOLLOWS]

         Each  of  Parent,   Merger  Sub,  Target,   the  Stockholders  and  the
Stockholders' Representative have caused this Agreement to be executed and delivered as of the date first written above.

                                 BLUE HOLDINGS, INC.


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________


                                 LR ACQUISITION CORPORATION


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________


                                 LONG RAP, INC.


                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________


                                 CHARLES RENDELMAN, AS
                                 A STOCKHOLDER AND STOCKHOLDERS' REPRESENTATIVE


                                 By:____________________________________________
                                 Name:__________________________________________


                                 STOCKHOLDERS:



                                 -----------------------------------------------
                                 STUART EZRAILSON


                                 -----------------------------------------------
                                 MITCHELL KUPCHAK

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT B

                               CLOSING DELIVERIES

PARENT AND MERGER SUB DELIVERIES:

1. a certificate, dated as of the Closing Date, executed on behalf of Parent by a duly authorized officer of Parent to the effect that each of the conditions set forth in Section 5.2(a) has been satisfied;

2. a certificate, dated as of the Closing Date, executed on behalf of Merger Sub by a duly authorized officer of Merger Sub to the effect that each of the conditions set forth Section 5.2(a) has been satisfied;

3.   a copy of the  Escrow  Agreement  duly  executed  by Parent  and the Escrow
     Agent;

4. a certificate of the secretary of Parent, attaching certified copies of its certificate of incorporation, bylaws and its board resolutions approving the transactions contemplated by this agreement;

5. a certificate of the secretary of Merger Sub, attaching certified copies of its articles of incorporation, bylaws and its board and stockholder actions approving the transactions contemplated by this agreement;

6. long form good standing certificate of Parent issued by the Secretary of State of the State of Nevada and long form good standing certificate of Merger Sub issued by the Department, each dated within five days of the Closing Date;

7.   issuance of Parent Common Stock and cash to the Escrow Agent;

8. an instruction letter to the transfer agent to issue the Parent Common Stock portion of the Merger Consideration (less the shares to be delivered into the Escrow Fund);

9. a letter agreement in a form mutually acceptable to the parties (the "DIRECTOR LETTER"), providing, among other terms, that as soon as practicable following the Closing, Parent shall use its commercially reasonable efforts to appoint and/or to cause the appointment of a person designated by the Stockholder Representative to be nominated and appointed to the Board of Directors of Parent. Such designee shall be required to be an independent director (as defined within the NASDAQ Marketplace Rules) and shall be reasonably acceptable to the Governance and Nominating Committee of the Board of Directors of Parent. The Director Letter shall provide that (i) the designee will serve during the two (2) year period following the Closing and during any period thereafter whereby the Stockholders collectively hold at least five percent (5%) of the issued and outstanding shares of the Common Stock of Parent, and (ii) the designee will be recommended on any slate of directors recommended by the Board of Directors of Parent and submitted to shareholders during the foregoing period.

10. issuance of cash Merger Consideration to the Stockholders in immediately available funds (less such Stockholder's pro-rata portion of all Target Expenses and of the cash to be delivered in into the Escrow Fund); and

11.  an executed copy of the Articles of Merger.

TARGET DELIVERIES:

1. a certificate, dated as of the Closing Date, executed on behalf of Target by its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions set forth Section 5.3(a) has been satisfied;

2. Employment Agreement, in substantially the form set forth in EXHIBIT C, executed by the individuals listed on EXHIBIT C; which agreement will provide for (i) salaries consistent with budgeted salaries previously provided by Target, which contemplate salary increases as set forth therein, (ii) a five (5) year term, and (iii) performance-based bonuses acceptable to the relevant individual and to be approved by the Compensation Committee of the Board of Directors of Parent.

3. Offer Letter, in substantially the form set forth in EXHIBIT D, executed by the individuals listed on EXHIBIT D, each such letter of which will include additional equity incentive compensation information applicable to the relevant individual, to be mutually agreed by the parties prior to the Closing and approved by the Compensation Committee of the Board of Directors of Parent;

4. a certificate, dated as of the Closing Date, of the secretary of Target, attaching copies of its articles of incorporation, bylaws, stock ledger, board of directors actions and stockholders' actions in connection with the transactions contemplated by this Agreement;

5. a long form good standing certificate issued by the Department within five days of the Closing Date;

6.   an executed copy of the Articles of Merger;

7. evidence of the novation or consent to assignment of any Person whose novation or consent to assignment, as the case may be, may be required in connection with the transactions contemplated by this Agreement under contracts listed or described or that should have been listed or described on Section 2.20 of the Target Disclosure Letter;

8.   executed Director Letter by the Stockholders; and

9. executed Non-Competition Agreement in the form set forth on EXHIBIT E with each Stockholder.

STOCKHOLDERS AND STOCKHOLDERS' REPRESENTATIVE DELIVERIES:

1.   an executed copy of the Escrow Agreement

2.   certificates for outstanding Target Capital Stock

3.   evidence of termination of the Target Stockholders Agreement

                                    EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENT

Persons intended to receive same:

1.       Charles Rendelman
2.       Stuart Ezrailson
3.       Wendy Ezrailson

                                    EXHIBIT D

                              FORM OF OFFER LETTER

Persons intended to receive same:

1.       Paul Donnellan
2.       Bob Jacobs
3.       Harold "Sonny" Schildt
4.       Ruth Buenaflor
5.       Anhtu Lu
6.       Tim Nicholson
7.       Zac Ezrailson
8.       Eric Washington
9.       Lisa Cooke
10.      Jacques Manga-Lobe
11.      Amrote Getu

                                    EXHIBIT E

                        FORM OF NON-COMPETITION AGREEMENT